Exhibit 10.10

Execution Copy

DATED THIS 17th DAY OF March 2016

Between

KENON HOLDINGS LTD.

as Lender

and

IC POWER PTE. LTD.

as Borrower

US$75,000,000 LOAN AGREEMENT

WONGPARTNERSHIP LLP

12 Marina Boulevard Level 28

Marina Bay Financial Centre Tower 3

Singapore 018982

Tel: +65 6416 8000

Fax: +65 6532 5711 /+ 65 6532 5722

Email: contactus@wongpartnership.com

Website: http://www.wongpartnership.com

THIS LOAN AGREEMENT is made on 17 March 2016

BETWEEN:

(1)	KENON HOLDINGS LTD. (Company Registration Number: 201406588W), a company incorporated in Singapore and having its registered office at 80 Raffles Place, #26-01, UOB Plaza, Singapore 048624, as lender (the “Lender”); and

(2)	IC POWER PTE. LTD. (Company Registration Number: 201511865D), a company incorporated in Singapore and having its registered office at 80 Raffles Place, #26-01, UOB Plaza, Singapore 048624 (the “Borrower”),

(collectively, the “Parties” and each, a “Party”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Agreement:

“Business Day” means any day on which banks are open for business in Singapore but excluding Saturdays, Sundays and public holidays gazetted as such in Singapore.

“Definitive Agreements” means this Agreement, the Parallel Loan Agreement and the Share Transfer Agreement or any other document designated as such by mutual agreement of the Lender and the Borrower.

“Event of Default” has the meaning ascribed to it in Clause 8 (Events of Default).

“Equity Option Period” means the period commencing on the date of this Agreement and ending on the date of commencement of the public trading of the shares in the Borrower on any stock exchange.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the International Financial Reporting Standards, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	(without double-counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Group” means the Borrower and its Subsidiaries.

“LIBOR” means the London interbank offered rate for US Dollars for periods of one year as quoted to the Lender by its principal bankers.

“Loan” has the meaning attributed to it in Clause 2.1 (Principal).

“Loan Agreement” - a loan facility agreement in an aggregate amount up to US$200,000,000 signed between the Lender and Israel Corporation Ltd., dated 7 January 2015

“Loan Note” means the promissory note substantially in the form set out in Schedule 2 (Form of Loan Note).

“Material Adverse Effect” means a material adverse effect on (a) the ability of the Borrower to perform its payment and other material obligations under the Definitive Agreements; or (b) the validity or enforceability of any of the Definitive Agreements.

“Parallel Loan Agreement” means the loan agreement entered or to be entered into between the Lender and the Borrower for the amount of US$145,000,000 on or around the date of this Agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Share Transfer Agreement” means the share transfer agreement entered into by the Lender, as transferor, and the Borrower, as transferee, on or about the date hereof under which the Lender has agreed to transfer to the Borrower, and the Borrower has agreed to purchase from the Lender, 100% of the issued share capital of the Target, in consideration for which (a) the Borrower will allot and issue 559,309 fully paid-up ordinary shares in its share capital to the Lender; (b) the Borrower will repay to the Lender the Loan deemed to be lent by the Lender to the Borrower pursuant to the terms and subject to the conditions contained in this Agreement; (c) the Borrower will repay to the Lender the loan of US$145,000,000 deemed to be lent by the Lender to the Borrower pursuant to the terms and subject to the conditions contained in the Parallel Loan Agreement.

“Subsidiary” means in relation to any company, corporation or other legal entity (a “Holding Company”), a company, corporation or other legal entity:

(a)	which is controlled, directly or indirectly, by the Holding Company;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the Holding Company; or

(c)	which is a subsidiary of another Subsidiary of the Holding Company,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of the majority of its board of directors or equivalent body.

“Subscription of Shares” means the Borrower having allotted to the Lender, and the Lender having been issued, not less than 559,309 new ordinary shares in the Borrower.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Target” means I.C. Power Ltd. (Company Registration Number: 51-4374982), a company incorporated in Israel and having its registered office at 23 Aranha St. Tel Aviv Israel 6107025.

“United States Dollars” and “US$” mean the lawful currency for the time being of the United States of America.

1.2.	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Borrower”, the “Lender”, or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality), or two or more of the foregoing;

(iii)	a provision of law is a reference to that provision as amended or re-enacted; and

(iv)	a time of day and dates are references to London time unless otherwise stated.

(b)	An Event of Default is “continuing” if it has not been remedied or waived.

(c)	The headings in this Agreement are for ease of reference only and shall be ignored in construing this Agreement. References to “Clause” are to be construed as references to the clauses of this Agreement.

(d)	Words importing the singular shall, where applicable, include the plural and vice versa and words importing the masculine gender shall, where applicable, include the feminine and neuter genders. References to persons shall include corporations.

(e)	As both Parties have participated in the drafting of this Agreement, the Parties agree that any applicable rule requiring the construction of this Agreement or any provision hereof against the Party drafting this Agreement shall not apply.

2.	THE LOAN

2.1.	Principal

The Lender agrees to grant to the Borrower in one single drawdown, upon the terms and conditions hereof, a loan of the aggregate principal amount of US$75,000,000 (the “Loan”).

2.2.	Advance

(a)	Subject to the completion under the Share Transfer Agreement proceeding, the proceeds of the Loan will be set-off against the purchase consideration payable by the Borrower to the Lender for the acquisition of the Target under the Share Transfer Agreement.

(b)	No actual disbursement of the Loan proceeds shall be made but immediately following transfer of title to the shares in the Target in accordance with the Share Transfer Agreement, the Borrower shall be deemed to have borrowed from the Lender the Loan in full which shall be an outstanding debt owed to the Lender repayable to the Lender in accordance with the terms of this Agreement.

(c)	The Borrower shall in exchange for the transfer of title to the shares in the Target execute and deliver to the Lender the Loan Note, which shall be retained by the Lender until full repayment of the Loan and all amounts under or in connection with this Agreement.

2.3. Purpose and Use

The Borrower undertakes that the Loan shall be applied by the Borrower only towards paying the purchase consideration (in part) for the acquisition of the entire equity interest in the Target under the Share Transfer Agreement.

2.4.	Interest

(a)	Interest on the Loan shall accrue from the Borrower to the Lender at the rate which is the sum of LIBOR and 6% per annum calculated on the principal amount of the Loan outstanding, such interest accruing starting from the date of execution of this Agreement until such date in which the Loan is paid in full.

(b)	All interest payable under this Agreement shall be calculated on the basis of the actual number of days elapsed and over a 360-day year.

2.5.	Interest Period and Payment

The Borrower shall pay interest accrued on the Loan on the Repayment Date.

2.6.	Security

The Loan shall be unsecured.

3.	REPAYMENT AND PAYMENT OF INTEREST

3.1.	Repayment Date

The Borrower shall on 31 December 2018 (the “Repayment Date”) repay the Loan then outstanding in full, all outstanding interest on it and all other sums outstanding under or in connection with this Agreement, unless on or before that date, the Lender has been repaid in full following a demand or voluntary prepayment under Clause 3.2 (Prepayment) or has received all of the ordinary shares in the Borrower in accordance with Clause 4 (Conversion).

3.2.	Prepayment

The Borrower may prepay the Loan at any time in its entirety or a portion thereof. In addition, at such time as the Borrower has no other outstanding debt facilities restricting prepayment of the Loan other than under the Parallel Loan Agreement, the Lender may, if it gives not less than three (3) Business Days’ prior written notice to the Borrower, declare that the whole or any part of the Loan and accrued interest and all other amounts accrued or owing under this Agreement by the Borrower to the Lender to be due and payable, in which case, the Borrower shall repay such amounts as are demanded at the end of such period notified by the Lender.

3.3.	No Reborrowing

No amount repaid or prepaid may be reborrowed.

4.	CONVERSION

4.1.	For so long as the loan or any part thereof remains outstanding, the Lender may at any time during the Equity Option Period by written notice (the “Conversion Notice”) to the Borrower require that such outstanding amount of the Loan be repaid in full (and not in part) by the issue by the Borrower of new ordinary shares in itself on the terms hereof.

4.2.	The Lender may give the Conversion Notice at any time during the Equity Option Period only.

4.3.	Only one Conversion Notice may be given.

4.4.	The Conversion Notice shall state the number of ordinary shares in the Borrower to be issued by the Borrower that will satisfy the Borrower’s obligations under this Agreement to repay the Loan and interest accrued thereon and the date of issue of the new ordinary shares.

4.5.	The Borrower shall within five (5) Business Days of receipt of the Conversion Notice from the Lender, by written notice (the “Conversion Acceptance”) to the Lender, agree to the Lender’s request under Clause 4.1 to be repaid by way of issue of ordinary shares in the Borrower, provided that if the Borrower does not agree to the number of ordinary shares to be issued, Clause 4.7 shall apply.

4.6.	Upon receipt by the Lender of the Conversion Acceptance, there shall be constituted:

(a)	an agreement by the Borrower to allot and issue as soon as practicable in favour of the Lender a number of shares to be agreed between the Lender and the Borrower, provided that if no such agreement is reached within 10 days of the receipt by the Lender of the Conversion Acceptance, the number of shares shall be determined in accordance with Clause 4.7; and

(b)	an irrevocable undertaking by the Lender to subscribe for such number of shares to be allotted and issued by the Borrower in accordance with this Clause 4.

4.7.	If the Conversion Acceptance does not indicate that the Borrower disagrees with the number of ordinary shares to be issued as stated in the Conversion Notice, the Borrower shall be deemed to have agreed with the Lender on the number of ordinary shares to be issued. If the Lender and Borrower are unable to reach an agreement on the number of shares to be issued (the “Disputed Matter”), the Disputed Matter shall be submitted to the respective chief executive officers (or their equivalent) being the most senior member of management of each of the Lender and the Borrower (collectively, the “CEOs”) (or their respective designees) for their consideration. The CEOs (or their respective designees) shall negotiate in good faith to reach a joint decision on the Disputed Matter within 30 days from the date on which the Disputed Matter is submitted to them for consideration, or such later date as the CEOs (or their respective designees) may mutually agree.

4.8.	The Parties hereby agree and confirm that as between the Borrower and the Lender, upon the receipt of the shares by the Lender in accordance with this Clause 4, the Loan and accrued interest and all other amounts owing under this Agreement by the Borrower to the Lender shall be deemed to have been repaid in full, by the issue of such shares, and the Borrower shall not be liable to the Lender under this Agreement for any further amounts whatsoever. The Lender shall return to the Borrower the Loan Note for cancellation thereafter.

5.	PAYMENTS

5.1.	All payments to be made hereunder shall be made in United States Dollars and in immediately available funds.

5.2.	All payments to be made by the Borrower hereunder shall be paid free of any restriction or condition.

5.3.	All payments to be made by the Borrower hereunder shall be made to such bank account of the Lender as the Lender may from time to time designate for such purpose.

5.4.	All payments to be made by the Borrower to the Lender shall be made free and clear of and without deduction or withholding for or on account of any Tax unless the Borrower is required to make such a payment subject to the deduction or withholding of Tax.

6.	BORROWER’S REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 6 to the Lender on the date of this Agreement.

6.1.	Status

(a)	It is a limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

6.2.	Binding obligations

The obligations expressed to be assumed by it in the Definitive Agreements are, subject to any general principles of law limiting its obligations (including without limitation applicable insolvency, liquidation, administration, moratorium, reorganisation or other similar laws affecting creditors’ rights generally), legal, valid, binding and enforceable obligations.

6.3.	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Definitive Agreements do not and will not contravene or conflict with:

(a)	any law or regulation or judicial or official order (including without limitation, any relevant stock exchange or securities council) applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of their respective assets where such breach is likely to have a Material Adverse Effect.

6.4.	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Definitive Agreements to which it is a party and the transactions contemplated by the Definitive Agreements to which it is a party.

6.5.	Validity and admissibility in evidence

All authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Definitive Agreements to which it is a party; and

(b)	to make the Definitive Agreements to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

6.6.	Governing law and enforcement

The choice of Singapore law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

6.7.	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement or the transactions contemplated by this Agreement.

6.8.	No default

No event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which is likely to have a Material Adverse Effect.

6.9.	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect have (to the extent of its knowledge) been started or threatened in writing against it or any of its directors or any of its assets.

7.	LENDER’S REPRESENTATIONS

The Lender makes the representations and warranties set out in this Clause 7 to the Borrower on the date of this Agreement.

7.1.	Status

(a)	It is a company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

7.2.	Non-conflict with other obligations

The entry into and performance by it of, the transactions contemplated by the Definitive Agreements do not and will not contravene or conflict with:

(a)	any law or regulation or judicial or official order (including without limitation, any relevant stock exchange or securities counsel) applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets where such breach is likely to have a Material Adverse Effect.

7.3.	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Definitive Agreements to which it is a party and the transactions contemplated by the Definitive Agreements to which it is a party.

7.4.	Validity and admissibility in evidence

All authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Definitive Agreements to which it is a party; and

(b)	to make the Definitive Agreements to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

8.	UNDERTAKINGS

The undertakings in this Clause 8 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement.

8.1.	Each Party shall obtain, comply with and do all that is necessary to maintain in full force and effect any authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Definitive Agreements and to ensure the legality, validity and enforceability in its jurisdiction of incorporation of each of the Definitive Agreements.

8.2.	The Borrower shall keep the Lender fully and effectively indemnified against any and all losses, costs, damages, claims, demands, actions, proceedings, liabilities and expenses whatsoever (including but not limited to all legal costs or attorney’s fees on a full indemnity basis) that the Lender may incur or suffer in connection with or arising from any breach (actual or alleged) or inaccuracies of any of the Borrower’s representations made under Clause 6 (Borrower’s Representations) and/or any default of the Borrower’s obligations under this Agreement.

9.	EVENTS OF DEFAULT

9.1.	If the Borrower defaults in the due performance of any of its obligations under the Definitive Agreements then and in any of such event, the Lender may by notice to the Borrower declare that an event of default (an “Event of Default”) under this Agreement has occurred.

9.2.	No Event of Default under Clause 9.1 above will occur if the failure to comply is capable of remedy and is remedied within 10 days of the earlier of (a) the Lender giving written notice of the failure to comply to the Borrower; and (b) the Borrower becoming aware of the failure to comply.

9.3.	Upon the declaration by the Lender under Clause 9.1 that an Event of Default has occurred:

(a)	all amounts for the time being outstanding and unpaid hereunder shall become immediately due and payable without any further demand or notice of any kind to the Borrower;

(b)	the obligations, if any, of the Lender hereunder and under the Loan shall be automatically and forthwith cancelled; and

(c)	the Lender may exercise all or any rights, powers and remedies under the Definitive Agreements and exercise them in any order as the Lender may determine in its sole discretion.

9.4.	Following the occurrence of an event of default as such term is defined under the Loan Agreement, and whilst it is continuing, the Borrower shall not repay any part of the principal amounts owing under the Parallel Loan Agreement unless it is, concurrently with such repayment, repaying a proportion of the Loan amount outstanding, that is equivalent to the proportion that the principal amount of the loan under the Parallel Loan Agreement being repaid bears to the principal amount of the loan outstanding under the Parallel Loan Agreement.

10.	LIMITED RECOURSE

The Lender agrees that if the available assets, properties, monies or any other entitlement of the Borrower is insufficient to pay or discharge amounts due from the Borrower to the Lender in full for any reason, the Borrower will have no liability whatsoever to pay or otherwise make good any such insufficiency.

11.	COSTS

Each Party shall bear its own taxes, legal and other costs and expenses of and incidental to the negotiation, preparation, execution and performance by it of the Definitive Agreements and the transactions herein contemplated.

12.	ASSIGNMENTS AND SUCCESSORS

No Party may (nor shall it purport to) assign, transfer, charge or otherwise deal with all or any of its rights or benefits under this Agreement nor grant, declare or dispose of any right or interest in it without the prior written consent of the other Party.

13.	REMEDIES AND WAIVERS

13.1.	Any liability of a Party hereunder may in whole or in part be released, compounded or compromised, or time or indulgence may be given, by the other Party in its absolute discretion. Any release, waiver or compromise shall be in writing, shall relate only to the Party giving the release, compound, compromise, time or indulgence and shall not be deemed to be a release, waiver or compromise of similar or any other obligations or terms in the future.

13.2.	No failure on the part of a Party to this Agreement to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, and any single or partial exercise of any right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.	VARIATIONS

14.1.	No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and executed by or on behalf of both Parties. The expression “variation” shall include any amendment, supplement, deletion or replacement however effected.

14.2.	Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

15.	PARTIAL INVALIDITY

If at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby.

16.	CONFIDENTIALITY

Each Party undertakes that it will not at any time disclose the contents of this Agreement and/or any discussions and/or negotiations relating to the same to any third party without the prior written consent of the other Party provided that any Party may disclose any such information as required by applicable law or by an order issued by competent authority and provided further that the Borrower may disclose any such information to any financial institution interested in financing for the repayment of all or part of the Loan. Each Party further agrees that any information which it may obtain concerning the transactions contemplated by this Agreement or each Party or a related party will be kept confidential and will not be used for any purpose other than completing the transactions contemplated by this Agreement.

17.	ILLEGALITY

In the event that any term of this Agreement is held to be invalid, illegal or unenforceable by virtue of being a violation of any applicable law or some other reason, such term shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, such term shall be deemed to be deleted from this Agreement and this Agreement shall remain in full force and effect as if such provisions had not originally been contained herein. Any modification to or deletion of a provision or part provision under this Clause shall not affect the legality, validity and enforceability of the rest of this Agreement.

18.	FURTHER ASSURANCE AND WAIVER

(a)	Each Party shall, at any time and from time to time, upon the reasonable request of another Party, promptly and duly execute and deliver to such other Party for the benefit of such requesting Party any and all such further instruments and documents and do all acts and things as such requesting Party may (acting reasonably) deem desirable for obtaining the full benefit of this Agreement and of the rights and powers herein granted.

(b)	Any liability to a Party may in whole or in part be released, compounded or compromised, or time or indulgence may be given, by such Party in its absolute discretion without in any way prejudicing or affecting its rights against the other Party. Any release or waiver or compromise shall be in writing and shall not be deemed to be a release, waiver or compromise of similar conditions in the future.

19.	COMMUNICATIONS

19.1.	Each and every communication under this Agreement shall be in writing in the English language and delivered either by hand, post or electronic mail. Each communication or document to be delivered by a Party shall be sent to that Party at the facsimile number or physical or electronic mailing address (as the case may be) and marked for the attention of the person (if any), from time to time designated by that Party for the purpose of this Agreement. The initial addresses and facsimile numbers of the Parties are:

The Lender

Fax Number	:	+65 6351-1798

Address	:	1 Temasek Avenue #36-01 Millenia Tower, Singapore 039192

Email	:	robertr@kenon-holdings.com

Attention	:	Robert L. Rosen

The Borrower

Fax Number	:	+65 6351-1798

Address	:	1 Temasek Avenue #36-01 Millenia Tower, Singapore 039192

Email	:	tzahig@kenon-holdings.com

Attention	:	Tzahi Goshen

18.2.	A demand, notice or other communication made or given by one Party to the other Party in accordance with this Clause 17 shall be effected and deemed to be duly served:

(a)	if it is delivered by hand, when left at the address required by this Clause 17; or

(b)	if it is sent by prepaid post (air-mail, if international), two (2) Business Days after it is posted; or

(c)	if it is sent by electronic mail or facsimile, on the day of despatch.

In proving such service it shall be sufficient to prove that delivery by hand was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid ordinary mail, or if sent by electronic mail, upon the receipt by the sender that the electronic mail has been successfully transmitted, or if sent by facsimile, that the facsimile confirmation note indicates the transmission was successful.

18.3.	Without prejudice to Clause 18.2, if any demand, notice or other communication is received, served or deemed to be received or served on a day that is not a Business Day, such demand, notice or communication shall be deemed to have been received or served on the next succeeding Business Day, provided always that this Clause 18.3 shall not operate to render a Party’s rights, remedies or claims under this Agreement time-barred or any demand, notice or other communication being deemed to be served out of time.

19.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either Party may enter into this Agreement by signing any such counterpart or each counterpart shall be as valid and effectual as if executed as an original.

20.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

A person who is not party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

21.	GOVERNING LAW

21.1.	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

21.2.	In case any dispute or difference shall arise between the Parties as to the construction of this Agreement or as to any matter of whatsoever nature arising thereunder or in connection therewith, including any question regarding its existence, validity or termination, such dispute or difference shall be submitted to a single arbitrator to be appointed by the Parties or, failing agreement within fourteen (14) Business Days after either Party has given to the other Party a written request to concur in the appointment of an arbitrator, a single arbitrator to be appointed on the request of either Party by the Chairman for the time being of the Singapore International Arbitration Centre (“SIAC”). Such submission shall be a submission to arbitration in accordance with the arbitration rules of the SIAC then in force and effect by which the Parties agree to be so bound. The place of arbitration shall be Singapore and the arbitration shall be conducted wholly in the English language.

SCHEDULE 1

FORM OF LOAN NOTE

Amount: US$75,000,000

Date of Issue:            , 2016

Place of Issue: Singapore

FOR VALUE RECEIVED, the undersigned irrevocably and unconditionally promises to pay to the order of KENON HOLDINGS LTD. (the “Lender”), the sum of Seventy-Five Million United States Dollars (US$75,000,000) or if less, the unpaid principal amount of the loans owing under the Loan Agreement hereinafter referred to, together with interest thereon at the office of the Lender in Singapore, on [•] , or on such earlier date as provided for in the Loan Agreement (the “Loan Agreement”) dated [ddmmyyyy] entered into between the undersigned, as borrower and the Lender, as lender.

Interest shall be payable at the rate of the sum of LIBOR and six percent (6%) per annum accruing from starting from the date of execution of this Agreement until such date in which the Loan is paid in full.

The undersigned hereby waives protest procedures and notice of non-payment.

The Common Seal of

IC POWER PTE. LTD.

was hereunto affixed

in the presence of:

By:		By:
Title:	Director	Title:	Director/Secretary
Name:		Name:

lN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

The Lender

Signed by On behalf of KENON HOLDINGS LTD. in the presence of:	/s/ Cyril Ducau CYRIL DUCAU	/s/ Kenneth Gilbert Cambie KENNETH GILBERT CAMBIE

Witness Name:	/s/ Robert L. Rosen Robert L. Rosen

Address: 760 Bedok Reservoir Rd.

              #08-02 5479245

Fax no.:

Email: robertr@kenon-holdings.com

Attention: Robert Rosen

The Borrower

Signed by On behalf of IC POWER PTE. LTD. in the presence of:	/s/ Arunava Sen ARUNAVA SEN

Witness Name:	/s/ Robert Rosen Robert Rosen

Address: 760 Bedok Reservoir Rd.

              #08-02 5479245

Fax no.:

Email: robertr@kenon-holdings.com

Attention: Robert Rosen